EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OF THE EXCHANGE ACT AND 18 U.S.C. SECTION 1350, AS ENACTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Management Energy, Inc. (the “Company”) on Form 10-K for the fiscal year ended April 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David Walters, Chief Executive Officer of the Company, and Matthew Szot, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2010

/s/ David Walters

Chief Executive Officer

/s/ Matthew Szot

Matthew Szot
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Management Energy, Inc. and will be retained by Management Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.